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                                                                     EXHIBIT 7.1


                         HYPERTENSION DIAGNOSTICS, INC.

                             1998 STOCK OPTION PLAN

1.       PURPOSE.

         The 1998 Stock Option Plan (the "Plan") has been established by Hypertension Diagnostics, Inc. (the "Company") (i) to attract and retain highly qualified individuals to devote their abilities to the Company; (ii) to generate an additional incentive to achieve long-term goals; (iii) to closely associate the interests of participants in the Plan with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the future success of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

2.       DEFINITIONS.

         In this Plan the following definitions shall apply:

         a.   "Board" means the Board of Directors of the Company.

         b.   "Code" means the Internal Revenue Code of 1986, as amended.

         c. "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

         d. "Common Stock" means the common stock of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 7 of the Plan.

         e. "Consultant" means any person who is engaged by the Company or a Related Company to render consulting or advisory services as an independent contractor and is compensated for such services.

         f. "Eligible Recipients" means any Employee, Consultant or Independent Director of the Company or a Related Company.

         g. "Employee" means any officer or other employee of the Company or a Related Company. The payment of a director's fee by itself shall not be sufficient to constitute employment by the Company or a Related Company.

         h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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         i.   "Fair Market Value" means, with respect to the Common Stock, as of any date:

              (i) if the Common Stock is listed or admitted to trading on any stock exchange or is quoted on the NASDAQ National Market System or the NASDAQ SmallCap Market, the average of the reported high and low sale prices of the Common Stock on such exchange or by NASDAQ as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or

              (ii) if the Common Stock is not so listed or admitted to trading on a stock exchange and not quoted on the NASDAQ National Market System or the NASDAQ SmallCap Market, the average of the closing bid and asked prices in the over-the-counter market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade), as so reported by the OTC Bulletin Board (or such comparable reporting service); or

              (iii) in the absence of an established public market for the Common Stock, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

         j. "Incentive Stock Option" means a right to purchase Common Stock that qualifies as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         k. "Independent Director" means a member of the Board who is not an Employee of the Company.

         l. "Nonemployee Director" means any member of the Board who is an "outside director" within the meaning of section 162(m) of the Code and regulations promulgated thereunder, and who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         m. "Nonqualified Stock Option" means a right to purchase Common Stock that does not qualify as an Incentive Stock Option.

         n. "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         o. "Optionee" means an Eligible Recipient who receives one or more Options under the Plan.

         p. "Option Form" means the duration of the Option granted to the Optionee.

         q. "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in Code section 424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.


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         r.   "Securities Act" means the Securities Act of 1933, as amended.

3.       ADMINISTRATION.

         a. The Plan will be administered by either the full Board or a committee of two or more Nonemployee Directors. The committee shall be selected by, and shall service at the discretion of the Board. As used in this Plan, the term "Committee" will refer to the Board or to such a committee of Nonemployee Directors, if established.

         b. Subject to the provisions of the Plan, the Committee shall have the authority and discretion to:

              (i) select from among the Eligible Recipients those persons who shall receive Options under the Plan;

              (ii) determine the nature and extent of the Options to be made to each Eligible Recipient, including the number of shares of Common Stock to be subject to each Option, the exercise price of the Options, the manner in which Options will vest or become exercisable;

              (iii) determine the time or times when Options will be granted;

              (iv)  determine the duration of each Option;

              (v) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

              (vi) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

         c. All decisions and interpretation made by the Committee on all matters relating to the Plan shall be final and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

4.       ELIGIBILITY FOR PARTICIPATION.

         The Committee shall determine and designate, from time to time, from among the Eligible Recipients, those persons who will be granted Options. In making this selection and in determining the form and amount of awards under the Plan, the Committee may take into account the individual's functions and responsibilities, the individual's present and potential contributions to the Company's success and such other factors as the Committee deems relevant.




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5.       SHARES SUBJECT TO PLAN.

         a. Shares of stock which may be issued under the Plan shall be authorized and unissued shares of Common Stock. Subject to Section 7, the maximum number of shares of Common Stock which may be issued under the Plan shall be 750,000. The maximum number of shares of Common Stock which may be available for Incentive Stock Options is 750,000.

         b. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

              (i) All the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

              (ii) Only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when previously acquired shares of Common Stock are tendered as full or partial payment for shares issued upon exercise of an Option.

         c. Any shares of Common Stock subject to an outstanding Option that for any reason is terminated, forfeited or expired shall again be available for issuance under the Plan.

6.       OPTION GRANTS.

         a. Type of Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant an Option to any Eligible Recipient. The date an Option is granted shall mean the date upon which the Committee grants an Option to purchase a specific number of shares to an Eligible Recipient under the Plan. Options under the Plan may be either Nonqualified Stock Options or Incentive Stock Options, as determined in the discretion of the Committee.

         b. Stock Option Price. The price per share of each Option shall be determined by the Committee in its discretion at the time the Option is granted; provided, however, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. In the case of an Incentive Stock Option grant to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or a Related Company, the price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

         c. Option Term. The term of an Option shall be set by the Committee in its sole discretion; provided that no Incentive Stock Option may be exercised after a period of ten (10) years from the date it is granted or five (5) years after the grant date if the Incentive Stock Option is granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or a Related Company. No Option shall be exercisable after the expiration of its term.


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         d.   Exercise. Each Option shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of grant. An Option may be exercised only by delivering to the Company a written notice of such exercise, accompanied by full payment therefor, and otherwise in accordance with such rules and procedures as may be established by the Committee.

         e. Manner of Payment. The full purchase price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise. The purchase price shall be payable in cash or by tendering shares of Common Stock previously owned by the Optionee, or in any combination thereof, as determined by the Committee. Any shares transferred to the Company as payment of the purchase price shall be valued at Fair Market Value as of the day preceding the date of exercise of such Option. In addition, the Committee may permit an Optionee to elect to pay the purchase price upon the exercise of an Option by authorizing a registered broker-dealer to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise.

         f. Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or a Related Company) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such Incentive Stock Options shall be treated as Nonqualified Stock Options, to the extent required by section 422 of the Code.

         g. Transferability. No Option granted under this Plan shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. During the life of the Optionee, such Option shall be exercisable only by such person or by such person's guardian or legal representative.

         h. Agreement with Company. At the time of a grant of an Option under the Plan, the Committee may require the Optionee to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions as the Committee may, in its sole discretion, prescribe.

7.       SHARE ADJUSTMENTS.

         In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, split-off, spin-off or exchange of shares), the Committee may adjust the Options to preserve the benefits or potential benefits of the Options. Actions by the Committee may include adjustment of (i) the number and class of shares of stock which may be delivered under the Plan, (ii) the number and class of shares of stock subject to outstanding Options and (iii) the stock option price of outstanding Options.


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8.       LIMIT ON DISTRIBUTION.

         Distribution of shares of Common Stock under the Plan shall be subject to the following:

         a. Notwithstanding any provision of the Plan, the Company shall have no liability to distribute any shares of Common Stock under the Plan unless such distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

         b. All certificates for shares of Common Stock delivered under the Plan pursuant to an exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under applicable state and federal law or applicable rules of the Securities and Exchange Commission and any stock exchange, and the Committee may cause a legend to be placed on any such certificates to make appropriate reference to such restrictions.

9.       TAX WITHHOLDING.

         Whenever the Company proposes or is required to distribute shares of Common Stock under the Plan the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local tax withholding requirements before delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state, and local tax withholding requirements.

10.      AMENDMENT AND TERMINATION.

         a. The Committee may, at any time, amend or terminate the Plan, provided that, subject to Section 7:

              (i) no amendment or termination may, without the approval of the shareholders, increase the maximum number of shares of Common Stock which may be issued under the Plan or extend the term of the Plan; and

              (ii) no amendment or termination may, in the absence of written consent to the change by the affected Optionee (or, if the Optionee is not then living, the affected beneficiary), adversely affect the rights of any Optionee or beneficiary under any Option granted under the Plan before such amendment or termination is adopted by the Committee.

         b. The Plan shall terminate at midnight on May 1, 2008, which is ten years after the date the Plan was approved by the Board.



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11.      LIMITATION OF IMPLIED RIGHTS.

         a. The Plan does not constitute a contract of employment, and selection as an Optionee will not give any person the right to be retained in the employ of the Company or any Related Company, nor any right in claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option granted under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the person fulfills all conditions for receipt of such rights.

         b. Neither an Optionee nor any other person shall, by reason of the Plan, acquire any right or title to the assets, funds or property of the Company or any Related Company whatsoever. An Optionee shall only have a contractual right to the stock payable under the Plan, unsecured by any assets of the Company or any Related Company.

12.      MISCELLANEOUS.

         a. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among Eligible Recipients or Optionees whether or not such persons are similarly situated.

         b. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

13.      EFFECTIVE DATE.

         a. Subject to the approval of the shareholders of the Company at the Company's 1998 special meeting of its shareholders, the Plan shall become effective as of May 22, 1998.




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